STATE OF SOUTH CAROLINA	)
	)	CONTRACT OF SALE
COUNTY OF HORRY	)

        THIS CONTRACT OF SALE is made and entered into this 2nd day of January 2004, by and between JMW Investments (hereinafter called the "SELLER") and Integrated Environmental Technologies ("IET") hereinafter called the "PURCHASER".

WITNESSETH:

        1. Subject to the terms and conditions hereafter contained, the SELLER agrees to sell and convey and the PURCHASER agrees to purchase on or before March 15th, 2004:

        a. Land & improvements of a 12,000 sf building located at 4235 Commerce Street in the Strand Industrial Park, Little River, SC. Parcel is also identified as Tax Map # 130-19-01-029/030. The building is situated on two lots.

        2. The PURCHASER shall pay for the premises to be conveyed by the SELLER to the PURCHASER in the sum of Three Hundred Seventy Five Thousand ($375,000) Dollars, payable in the applicable manner set out below:

        a. Cash or check (subject to clearance) upon execution by Seller of this Contract to be held in escrow by Prudential Burroughs & Chapin Realty, Inc. and applied to the Purchase Price at the time of closing:

                                                                                                                                        $5,000

        b. The balance of the Purchase Price by cash or check (subject to clearance)

upon delivery of the deed:

                                                                                                                                    $370,000

                                                                                                                      TOTAL $375,000

        3. The SELLER shall furnish a marketable title in fee simple, free and clear of all liens and encumbrances except for the following:

        a. Real estate taxes and assessments for the year in which the Deed is delivered, which such taxes shall be prorated at closing;

        b. Such zoning ordinances as may be applicable to the property;

        c. Restrictions, covenants, conditions and easements appearing of record.

        The aforesaid Deed shall contain a full general warranty of title. In addition, a policy of Title Insurance or an Attorney's Certificate of Title shall be issued in connection with this transaction, at PURCHASER'S expense. Prior to closing and recording of the Deed, the PURCHASER must approve the exceptions contained in the Title Insurance Policy or Attorney's Certificate of Title, or either party may declare this Contract void and all earnest money shall be returned to PURCHASER, with no further liability or obligations to either party.

        4. The SELLER shall pay for Deed Stamps, Transfer Fee and Preparation of the Deed. The PURCHASER shall pay for Note stamps, if any, preparation of Note and Mortgage, if applicable, and the recording of the Deed and Mortgage as applicable. The cost of any title examination requested by PURCHASER shall be borne by PURCHASER.

        5. If the SELLER is unable to deliver a fee simple marketable title subject only to the exceptions set out in Paragraph 3 above, then in such event the SELLER shall cause to be returned to the PURCHASER all such funds as have been deposited under Paragraph 2(a) as liquidated damages; and this Contract shall become null, void and of no further force or effect.

        In the event the PURCHASER fails to carry out the terms and conditions of the within Contract, the applicable aforesaid deposited funds shall be forfeited by the PURCHASER in favor of the SELLER as liquidated damages and this Contract shall become null, void and of no further force and effect.

        6. Possession of the premises shall be given to the PURCHASER at the time of delivery of the Deed and compliance by the PURCHASER with Paragraph 2.

        7. The Deed, Note, and Mortgage, if applicable, shall be in the name of PURCHASER or PURCHASER'S Corporation/LLC.

        8. This Contract of Sale may not be assigned or transferred by the PURCHASER without the prior written consent of the SELLER unless the assignment is to an entity which the signator is a majority owner.

        9. Closing shall take place at the office of the PURCHASER in Myrtle Beach, South Carolina, or at such other place as the parties may agree upon in writing.

        10. PURCHASER HEREBY ACKNOWLEDGES THAT PURCHASER HAS MADE A PERSONAL "ON-SITE INSPECTION" OF THE SITE TO BE PURCHASED PRIOR TO THE SIGNING OF THIS CONTRACT OF SALE.

        11. The parties agree that The Prudential Burroughs & Chapin Realty, Inc. is the listing agency and The Prudential Burroughs & Chapin Realty, Inc is the selling agency in this transaction. BUYER acknowledges that Prudential represents the SELLER and SELLER shall pay the real estate commission on this sale.

        12. The within Contract shall not be binding until executed by both SELLER and PURCHASER. SELLER and PURCHASER agree that receipt of a signed Contract by telecopy (fax) will be the same as receipt of an original signed Contract.

        13. SELLER OR PURCHASER MAY ELECT, AND AT NO EXPENSE TO THE OTHER PARTY, TO USE PROCEEDS IN A "LIKE KIND EXCHANGE" IN CONJUNCTION WITH SCHEDULE C-1031 OF THE INTERNAL REVENUE CODE. SELLER OR PURCHASER AGREES TO EXECUTE ANY DOCUMENTS REQUIRED TO CONCLUDE THIS TYPE OF TRANSACTION.

        14. THIS CONTRACT IS CONTIGENT UPON THE FOLLOWING ITEMS:

        a. PURCHASER shall have until the 27th day of February, 2004 "Due-Diligence Period" to determine that the property is suitable for PURCHASER. In the event that PURCHASER finds the property to be unsuitable for its use, for any reason, the escrow funds identified in Section 2(a) shall be returned to PURCHASER and the obligations of the parties to this agreement shall be terminated. PURCHASER, at its sole cost, intends on determining that financing can be secured and bank requirements can be met, and satisfactory financial assistance from South Carolina Commerce and/or Partners Economic Development Corp can be obtained.

        b. SELLER assuring PURCHASER that there are no known problems with the roof.

        15. During the Due Diligence Period, SELLER shall permit PURCHASER, its agents, contractors and consultants to enter upon subject property to conduct or make any and all inspections as PURCHASER may. PURCHASER will indemnify SELLER against any liability from agents, contractors, and consultants entering subject property prior to closing.

        16. The terms and conditions of the within Contract shall apply to and bind the heirs, executors, administrators, successors and permitted assigns of the parties hereto.

WITNESS the Hands and Seals of the parties hereto.

IN THE PRESENCE OF:                                                                 PURCHASER

                                                                                                Integrated Environmental Technologies

/S/Marion C. Sofield                                                                 /S/William E. Prince

Marion C. Sofield, Witness                                                      Signed By

                                                                                               Bill Prince, CEO

                                                                                                        SELLER

                                                                                                JMW Investments

                                                                                                /S/J.M. Wood